UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2025

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On September 3, 2025, Customers Bancorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc., as Representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 2,189,781 shares of the Company’s voting common stock, par value $1.00 per share (the “Common Stock”), to the Underwriters at a price to the public of $68.50 per share (the “Offering”). The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-290008), which was filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2025 and became effective immediately, as supplemented by a preliminary prospectus supplement dated September 3, 2025 and a prospectus supplement dated September 3, 2025. As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 328,467 shares of Common Stock in the Offering at the public offering price, less underwriting discounts and commissions, which option was exercised in full. The Offering closed on September 3, 2025.
The aggregate gross proceeds of the Offering were approximately $172.5 million. After deducting underwriting discounts and commissions and before deducting transaction expenses, the aggregate net proceeds to the Company were approximately $163.9 million.
Pursuant to the Underwriting Agreement, the directors and certain officers of the Company entered into agreements providing for a 60-day “lock-up” period with respect to sales of the Company’s securities, subject to certain exceptions.
The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and Customers Bank and the Registration Statement, preliminary prospectus supplement, prospectus supplement and other documents and filings relating to the Offering. In addition, the Company and Customers Bank have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary description of the Underwriting Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Stradley Ronon Stevens & Young, LLP, counsel to the Company, delivered an opinion with respect to the validity of the Common Stock, which is attached hereto as Exhibit 5.1.
Item 7.01    Regulation FD Disclosure.
On September 3, 2025, the Company issued a press release announcing the commencement of its offering of Common Stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
On September 3, 2025, the Company issued a press release announcing the pricing of its offering of the Common Stock. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, such information, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed incorporated by reference into any of the Company’s reports or filings with the SEC under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed an admission as to the materiality of any information that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
1.1	Underwriting Agreement dated September 3, 2025
5.1	Opinion of Stradley Ronon Stevens & Young, LLP
23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)
99.1	Press Release dated September 3, 2025 (offering commencement)
99.2	Press Release dated September 3, 2025 (pricing)
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Andrew B. Sachs
Name: Andrew B. Sachs
Title: Executive Vice President - General Counsel and Corporate Secretary

Date: September 5, 2025

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement dated September 3, 2025
5.1	Opinion of Stradley Ronon Stevens & Young, LLP
23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1)
99.1	Press Release dated September 3, 2025 (offering commencement)
99.2	Press Release dated September 3, 2025 (pricing)
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)